Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement of Carey Watermark Investors Incorporated on Form S-11 of our reports dated June 8, 2011 and October 1, 2011 which appear in the financial statements of 800 Canal Street Limited Partnership as of and for the periods ended December 31, 2010 and June 30, 2011, respectively. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Pailet, Meunier and LeBlanc LLP
Metairie, Louisiana
December 21, 2011